UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2015

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 4, 2015, California Resources Corporation, a Delaware corporation (the “Company”) board adopted newly amended and restated bylaws (the “Amended and Restated Bylaws”). Our previous bylaws provided for election of directors by plurality vote, whether in contested or uncontested elections. The new bylaws provide for election of directors by majority vote unless the number of nominees for director exceeds the number of directors to be elected, in which case the election of directors will be by plurality vote. The new bylaws also provide that (i) in uncontested elections, if a director does not receive a majority vote, the director must submit a resignation, (ii) if an incumbent director's resignation is not accepted, the director will continue to serve until a successor is elected, or his or her earlier resignation or removal and (iii) if a director's resignation is accepted, then our board may fill any resulting vacancy or unfilled, newly created directorship or may decrease the board size.
This description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws filed with this Current Report on Form 8-K as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of California Resources Corporation, dated November 4, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President - Finance

DATED: November 4, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of California Resources Corporation, dated November 4, 2015

4